Exhibit No. 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-37897) and Form S-8 (Nos. 333-58625, 333-10733, 33-40282 and 33-41294) of ENSCO International Incorporated of our report dated January 25, 2001, relating to the financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
June 26, 2002